UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  September 29, 2014

INNOVUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52991	90-0814124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9171 Towne Centre Drive, Suite 440, San Diego, CA 92122
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 964-5123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2014, Innovus Pharmaceuticals, Inc. (the “Company”) issued a convertible promissory note (the “Note”) to Blackbridge Capital, LLC (“Blackbridge”) for $50,000.  The Note has a principal face amount of $92,000, does not accrue interest and is due on March 28, 2016 (the “Maturity Date”). Blackbridge has the right to convert any part of the principal amount under the Note into shares of the Company’s common stock (“Common Stock”) at a conversion price of $0.40 per share (the “Conversion Price”).  On the Maturity Date, any outstanding principal due under the Note will be automatically converted into Common Stock at the Conversion Price.  Blackbridge is prohibited from converting the Note to the extent that, as a result of such conversion, Blackbridge beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of Common Stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Note.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

Exhibit No.	Description

10.1	Blackbridge Convertible Promissory Note

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVUS PHARMACEUTICALS, INC.

Date: October 3, 2014	By: /s/ BASSAM DAMAJ
Bassam Damaj
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Blackbridge Convertible Promissory Note